UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2019

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.03 with respect to the Second A&R Vatera Loan Agreement, the notes evidencing the Vatera Subordinated Convertible Loans and the Deerfield Subordinated Convertible Loans, and the Deerfield Senior Convertible Notes (each as defined below) is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Melinta Therapeutics, Inc. (the “Company”) is party to: (i) the Facility Agreement, dated as of January 5, 2018, as amended by the First Amendment thereto, dated as of January 14, 2019 (the “Deerfield Facility Amendment” and, such facility, as so amended, the “Deerfield Facility Agreement”), by and among the Company, as the borrower, certain of the Company’s subsidiaries party thereto as guarantors (the “Guarantors”) and Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (collectively, “Deerfield”), as lenders, and Cortland Capital Market Services LLC, as agent for the lenders, for a secured loan facility; and (ii) the Senior Subordinated Convertible Loan Agreement, dated as of December 31, 2018, and amended and restated as of January 14, 2019, and as further amended and restated on February 22, 2019 to reflect the Reverse Stock Split (as defined below) (as so amended and restated, the “Second A&R Vatera Loan Agreement” and, together with the Deerfield Facility Agreement, the “Loan Agreements”), among the Company, as the borrower, the Guarantors, as guarantors, and Vatera Healthcare Partners LLC (“VHP”), Vatera Investment Partners LLC (“VIP” and, together with VHP, “Vatera”) and Deerfield, as lenders, for a $135 million senior subordinated convertible loan facility from Vatera (such loans issued thereunder, the “Vatera Subordinated Convertible Loans”), and pursuant to which Deerfield is deemed to have funded an additional $5 million of senior subordinated convertible loans as consideration for entering into the Deerfield Facility Amendment (the “Deerfield Subordinated Convertible Loans”).

Initial Funding Under Vatera Loan Agreement; Issuance of Vatera Subordinated Convertible Loans and Deerfield Subordinated Convertible Loans

On February 22, 2019 (the “Closing Date”): (i) the Company, the Guarantors, Vatera and Deerfield entered into the Second A&R Loan Agreement to update the conversion prices and conversion rates therein to reflect the Company’s one-for-five reverse stock split which became effective on February 21, 2019 and is further described in the Company’s Current Report on Form 8-K filed on February 22, 2019 (the “Reverse Stock Split”); (ii) the initial $75 million disbursement from VHP occurred under the Second A&R Vatera Loan Agreement; and (iii) the Deerfield Facility Amendment became effective. On the Closing Date, pursuant to the Second A&R Vatera Loan Agreement, the Company issued (i) a $75 million principal amount senior subordinated convertible note to VHP to evidence the initial disbursement of the Vatera Subordinated Convertible Loans and (ii) $5 million aggregate principal amount of senior subordinated convertible notes to Deerfield to evidence the $5 million deemed funded by Deerfield as consideration for entering into the Deerfield Facility Amendment..

The conversion prices and conversion rates of the Vatera Subordinated Convertible Loans and the Deerfield Subordinated Convertible Loans have been adjusted pursuant to the Second A&R Vatera Loan Agreement to reflect the proportionate decrease to the conversion rate, and the proportionate increase to the conversion price, for the Reverse Stock Split. The Vatera Subordinated Convertible Loans and the Deerfield Subordinated Convertible Loans are convertible at the option of each lender into shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) at an initial conversion rate of 1.25 shares of preferred stock per $1,000 of Conversion Amount (as defined below) (which Series A Preferred Stock is further convertible at the option of each lender into shares of common stock of the Company at a rate of 100 shares of common stock per one share of Series A Preferred Stock), or directly convertible into common stock of the Company at an initial conversion rate equal to 125 shares of common stock per $1,000 of Conversion Amount, which conversion rate is equivalent to a conversion price of $8.00, in each case, subject to adjustment as provided in the Second A&R Vatera Loan Agreement and the Certificate of Designations (as defined below), as applicable. The “Conversion Amount” is the aggregate principal amount of such Vatera Subordinated Convertible Loans and Deerfield Subordinated Convertible Loans being converted (including any interest paid in kind that has been added to the principal balance of such loans at the end of a fiscal quarter), plus any accrued and unpaid interest that is to be paid in kind at the end of the next fiscal quarter but has not yet been so paid, plus the portion of any exit fee attributable to the committed amount of such loans being so converted.

As of February 22, 2019, after giving effect to the initial funding of the Vatera Subordinated Convertible Loans described above, Vatera Capital Management LLC (“Vatera Capital”) beneficially owned (as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934) approximately 62% of the outstanding shares of the Company’s common stock; Kevin Ferro, a current director and Chairman of the Company’s board of directors board, is the Chief Executive Officer and the managing member of Vatera Capital, the current manager of VHP; and Thomas Koestler, a current director of the Company, is a consultant to VHP.

Effectiveness of Deerfield Facility Amendment; Issuance of Deerfield Senior Convertible Notes

Also on the Closing Date, in connection with the effectiveness of and pursuant to the Deerfield Facility Amendment, an aggregate of $74 million in principal amount of the loans under the Deerfield Facility (the “Deerfield Senior Convertible Notes”) were made convertible into shares of the Company’s common stock at Deerfield’s option at any time, subject to a 4.985% ownership cap. The conversion price for the Deerfield Senior Convertible Notes reflects the Reverse Stock Split and is the greater of (i) $5.15 and (ii) 95% of the lesser of (A) the closing price of the Company’s common stock on the trading day immediately preceding the conversion date and (B) the arithmetic average of the volume weighted average price of the Company’s common stock on each of the three trading days immediately preceding the conversion date (giving effect to the Reverse Stock Split).

Additionally, upon the effective date of the Reverse Stock Split, the warrants issued to Deerfield on January 5, 2018 (the “Warrants”) were proportionately adjusted to reflect the Reverse Stock Split. The adjusted exercise price of the Warrants is $82.50 and the adjusted aggregate number of shares of common stock which Deerfield is entitled to purchase upon exercise of the Warrants is 758,572 shares.

The Loan Agreements, the Vatera Subordinated Convertible Loans, the Deerfield Subordinated Convertible Loans and the Deerfield Senior Convertible Notes are further described in, and the descriptions herein with respect thereto are qualified by reference to, the Company’s Current Reports on Form 8-K filed on January 9, 2018, January 3, 2019 and January 16, 2019, and the Company’s Revised Definitive Proxy Statement filed on January 29, 2019, and the full text of the Loan Agreements (including the forms of notes included therein) filed as exhibits thereto and hereto as applicable.

Item 3.02	Unregistered Sales of Equity Securities.

The Vatera Subordinated Convertible Loans are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. To the extent that any shares of Series A Preferred Stock or the Company’s common stock are issued upon conversion of the Vatera Subordinated Convertible Loans, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

The Deerfield Senior Convertible Notes and the Deerfield Subordinated Convertible Loans are not being registered under the Securities Act, and were acquired from the Company in reliance upon an exemption from registration under Section 3(a)(9) and Section 4(a)(2), respectively. To the extent that any shares of the Company’s stock are issued upon conversion of the Deerfield Senior Convertible Notes and the Deerfield Subordinated Convertible Loans, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

Item 3.03.	Material Modification to Rights of Security Holders.

On February 21, 2019, the Company filed with the Secretary of State of the State of Delaware the certificate of designations (the “Certificate of Designations”) establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Preferred Stock.

The Series A Preferred Stock is non-participating, convertible preferred stock, with no dividend rights (other than to participate in common stock dividends on the Company’s common stock on an as-converted basis) or voting rights, and is senior to the common stock upon liquidation (with a liquidation preference equal to the Conversion Amount, as it may thereafter be adjusted pursuant to the Certificate of Designations (plus, if applicable, the amount of any declared but unpaid dividends on such shares of Series A Preferred Stock)). The Series A Preferred Stock is convertible, at the option of the holder, into shares of common stock of the Company at the rate of 100 shares of common stock per one share of Series A Preferred Stock, subject to customary adjustment as provided in the Certificate of Designations.

The summary of the Series A Preferred Stock set forth above is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Item 5.01	Change in Control of Registrant.

The information set forth under Item 2.03 with respect to the Second A&R Vatera Loan Agreement and the Vatera Subordinated Convertible Loans is incorporated in this Item 5.01 by reference to the extent that such transactions constitute a change of control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John H. Johnson

The Company has appointed John H. Johnson, 61, as Chief Executive Officer, effective February 22, 2019. Mr. Johnson is a director of the Company and has served as interim Chief Executive Officer of the Company since October 22, 2018.

Biographical information regarding Mr. Johnson is included in the Current Report on Form 8-K filed with the SEC on December 19, 2018, and is incorporated herein by reference.

There are no family relationships between Mr. Johnson and any of the Company’s directors or executive officers. There are no transactions between Mr. Johnson or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K

In connection with Mr. Johnson’s appointment, the Company entered into an employment agreement effective as of February 22, 2019, which supersedes that certain employment agreement between the Company and Mr. Johnson, dated October 22, 2018, filed as an exhibit to the Current Report on Form 8-K filed with the SEC on October 24, 2018. Pursuant to the terms of Mr. Johnson’s new employment agreement, Mr. Johnson is entitled to an annual base salary of $600,000, and will be eligible to earn an annual bonus with a target equal to 75% of his base salary and a maximum annual bonus equal to not less than 150% of his base salary, subject to the achievement of applicable Company and specific individual performance objectives for each fiscal year. The employment agreement has a three-year term, which automatically renews for successive one-year terms unless either party notifies the other, at least ninety days prior to the end of the then-current initial term of its or his decision not to renew the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Johnson is entitled to a grant of 400,000 restricted stock units (such grant reflecting a proportionate adjustment in connection with the Reverse Stock Split). The restricted stock units will vest in equal quarterly installments over the two year period following February 22, 2019, subject to Mr. Johnson’s continued service with the Company through the applicable vesting date. In addition, Mr. Johnson has agreed not to voluntarily dispose of the shares acquired upon settlement of the restricted stock units (net of any applicable tax withholdings), until the earlier to occur of (x) February 22, 2022, and (y) the date his employment with the Company is terminated, provided, that if his employment is terminated by him for any reason or no reason, Mr. Johnson and the Company’s board of directors will agree upon a liquidation plan with respect to such shares that does not extend beyond six months following the applicable termination date. In addition, Mr. Johnson’s employment agreement provides that upon the occurrence of a change in control, any-then remaining unvested portion of any equity awards held by Mr. Johnson, including the restricted stock units, will become fully vested. The restricted stock unit grant will participate in any dividends paid to stockholders of the Company during such vesting period, provided that the dividends on shares underlying unvested restricted stock units will be subject to the same vesting requirements as the underlying shares on which such dividends are paid, with the payment deferred and paid within ten days after such restricted stock units become vested.

Under the terms of Mr. Johnson’s employment agreement, if the Company terminates Mr. Johnson’s employment without cause, or Mr. Johnson terminates his employment for good reason, in each case, in accordance with the terms of his employment agreement, subject to Mr. Johnson’s execution of a release of claims, Mr. Johnson is entitled to receive from the Company (i) an amount equal to one and one-half times his then annual base salary and target annual bonus (provided, such multiple will be equal to two, if the date of such termination occurs within three months prior to or twelve months following a change in control), payable in equal installments over eighteen months in accordance with the Company’s payroll practices (provided, such amount will be paid in a lump sum if the date of such termination occurs within three months prior to or twelve months following a change in control); (ii) a pro-rata bonus for the year in which the termination occurs based on actual performance; (iii) reimbursement for a portion of his COBRA expenses for up to eighteen months (provided, such reimbursement period will be increased to up to twenty-four months, if permitted under applicable law, if such termination occurs within three months prior to or twelve months following a change in control); and (iv) accelerated vesting of any then outstanding equity awards held by Mr. Johnson (provided, that if such termination is by Mr. Johnson for good reason, such acceleration will be limited to the portion of the then unvested equity awards that would have vested during the eighteen month period immediately following such termination of employment).

In addition, under the terms of Mr. Johnson’s employment agreement, if his employment is terminated on account of his death or disability, subject to Mr. Johnson’s (or his estate’s or legal representative’s) execution of a release of claims, Mr. Johnson is entitled to receive from the Company (i) an amount equal to one and one-half times his then annual base salary and target annual bonus, payable in equal installments over eighteen months in accordance with the Company’s payroll practices; (ii) a pro-rata bonus for the year in which the termination occurs based on actual performance; (iii) reimbursement for a portion of his COBRA expenses for up to eighteen months; and (iv) accelerated vesting of the then unvested equity awards that would have vested during the eighteen month period immediately following such termination of employment.

Under his employment agreement, Mr. Johnson reaffirmed his obligations pursuant to that certain Employee Noncompetition, Nondisclosure and Developments Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed with the SEC on October 24, 2018, which is incorporated by reference into this Item 5.02, pursuant to which he is subject to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, an invention assignment provision, a covenant not to compete while employed with the Company and for twenty-four months following any termination of employment, and a covenant not to solicit the Company’s employees or customers while employed with the Company and for eighteen months thereafter.

The foregoing descriptions of Mr. Johnson’s employment agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the employment agreement, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Erin Duffy, Ph.D.

Effective March 15, 2019, Erin Duffy will depart from her position as the Company’s Chief Scientific Officer and an Executive Vice President. The Company thanks Dr. Duffy for her service to the Company and wishes her continued success in future endeavors.

In connection with Dr. Duffy’s termination of employment, the Company expects to enter into a separation and release agreement with Dr. Duffy that will reflect the terms of her existing severance agreement and such other terms as may be mutually agreed upon between the Company and Dr. Duffy. A copy of such separation and release agreement will be filed as an exhibit by the Company with its Quarterly Report on Form 10-Q for the period ending March 31, 2019.

Adoption of Amended and Restated 2018 Stock Incentive Plan

As previously reported, at the Special Meeting of Stockholders held on February 19, 2019 (the “Special Meeting”), the stockholders of the Company, upon recommendation of the Compensation Committee of the Board of Directors of the Company, approved (i) an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by 2,000,000 shares specifically for issuance to the Chief Executive Officer and (ii) an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by 3,000,000 shares for general issuances under the amended 2018 Stock Incentive Plan. The amendments to the Company’s 2018 Stock Incentive Plan are described in greater detail in the Company’s proxy statement for the Special Meeting, filed with the Securities and Exchange Commission (“SEC”) on January 29, 2019, under the caption “Proposal No. 4A and 4B: Approval of Amendments to the 2018 Plan to Increase the Number of Shares Reserved and Available for Issuance under the 2018 Plan”, which disclosure is incorporated herein by reference. The description of the amendments to the Company’s 2018 Stock Incentive Plan contained in such proxy statement is qualified in its entirety by reference to the full text of the Amended and Restated 2018 Stock Incentive Plan, which is attached as Annex D thereto and is incorporated herein by reference.

Item 5.03	Amendments to Charter and Bylaws.

The information set forth under Item 3.03 is incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock of Melinta Therapeutics, Inc.

10.1	Second Amended and Restated Senior Subordinated Convertible Loan Agreement, originally dated as of December 31, 2018, and amended and restated as of January 14, 2019, and February 22, 2019, by and among Melinta Therapeutics, Inc., the other loan parties party thereto from time to time, and the lenders party thereto from time to time (including the Form of Senior Subordinated Convertible Note)

10.2	Employment Agreement, dated February 22, 2019, between Melinta Therapeutics, Inc. and John H. Johnson

10.3	Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Annex D to the Company’s definitive proxy statement filed with the SEC on January 29, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019	Melinta Therapeutics, Inc.

	By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer